UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

ISQ Open Infrastructure Company LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56735	33-2876284
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Brickell Avenue, PH, Miami, FL	33131
(Address of principal executive offices)	(Zip Code)

(786) 693-5739

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On January 30, 2026, ISQ Open Infrastructure Company LLC (the “Company”) declared a special cash distribution on the following classes of the Company’s shares in the amounts per share set forth below:

Class	Net Distribution
Series I
Class F-ITE Shares	$0.1100
Class F-STE Shares	0.1100
Class F-DTE Shares	0.1100
Class F-JTE Shares	0.1100
Class ITE Shares	0.1100
Class STE Shares	0.1100
Class DTE Shares	0.1100
Class JTE Shares	0.1100
Class ETE Shares	0.1100
Series II
Class F-I Shares	0.1100
Class F-S Shares	0.1100
Class F-J Shares	0.1100
Class E Shares	0.1100

The special cash distribution for each class of shares is payable to holders of record at the close of business on January 31, 2026 and will be paid on or about March 7, 2026. The net distribution will be paid in cash or reinvested in shares of the Company for shareholders participating in the Company’s distribution reinvestment plan.

The Company’s current liquidity position supports the board of directors (the “Board”) consideration of regular future dividends; however, any future dividends, including the timing and amount of any quarterly dividends, will be determined by the Board in its discretion and will depend on the Company’s financial condition, results of operations, cash requirements, and other factors at the time of declaration.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISQ OPEN INFRASTRUCTURE COMPANY LLC

/s/ Starr Frohlich
Date: February 5, 2026	Name:	Starr Frohlich
	Title:	Principal Financial Officer

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